Exhibit 10.1
ADDENDUM TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
This ADDENDUM TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Addendum”) between Steven Strobel (“Executive”) and Hill‑Rom Holdings, Inc. (“Company”) is dated this 3rd day of December, 2018.
W I T N E S S E T H:
WHEREAS, the Company and Executive entered into an Amended and Restated Employment Agreement dated November 16, 2018 (“Employment Agreement”) which sets forth the terms and conditions upon which Executive is currently employed by the Company as Senior Vice President, Chief Financial Officer; and
WHEREAS, the Company and Executive desire to supplement the Employment Agreement to reflect a change in Executive’s position and to set forth certain benefits to be provided Executive in connection with Executive’s change in position.
NOW THEREFORE, in consideration of Executive’s continued employment with the Company and the mutual covenants set forth in the Employment Agreement and herein, as well as other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Executive agree to enter into this Addendum as a supplement to the Employment Agreement as follows:

1.
Effective December 3, 2018, Executive shall resign from the position of Senior Vice President, Chief Financial Officer of the Company and shall be appointed to the position of Advisor to the Chief Executive Officer of the Company.

2.	Executive’s current base salary of $535,000 shall remain unchanged.

3.	Executive’s current target bonus of 75% of Base Salary shall remain unchanged; provided, however, that Executive’s bonus payment for fiscal year 2019, as determined and calculated pursuant to the terms of the Company’s short-term incentive compensation plan, shall be pro-rated from October 1, 2018 through February 28, 2019.

4.
Executive’s separation date from the Company shall be November 17, 2019 at which time Executive shall have met the requirements for retirement pursuant to the terms of the Company’s long-term equity compensation plan and shall become vested in outstanding equity awards pursuant to the terms of the applicable equity award agreements.

5.	The terms and conditions of the Employment Agreement, as supplemented by this Addendum, shall continue in full force and effect.
IN WITNESS WHEREOF, the Parties have signed this Addendum effective as of the day and year first above written.

EXECUTIVE                    HILL-ROM HOLDINGS, INC.

Signed: /s/ Steven Strobel Name: Steven Strobel Date: November 26, 2018	By: /s/ Kenneth Meyer Title: Chief Human Resources Officer Date: November 26, 2018